UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2007

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-32455	88-0459590
(Commission File Number)	(IRS Employer Identification Number)

400 N. Sam Houston Parkway East, Suite 205, Houston, Texas 77060

(Address of principal executive offices)

(832) 598-0470

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on the Form 8-K filed on May 17, 2007, Jeffrey R. Brown resigned as President of Far East Energy (Bermuda), Ltd. (“FEEB”), a wholly-owned subsidiary of Far East Energy Corporation (the “Company”). In connection with his resignation, Mr. Brown entered into a release agreement with FEEB and the Company on May 17, 2007 (the “Release Agreement”). Under the Release Agreement, Mr. Brown agreed to perform certain transition services for a period of 6 months from the date of the entering into the Release Agreement (the “Transition Period”) in exchange for a transition fee of $12,000. After the Transition Period, Mr. Brown has agreed to provide the transition services on a daily basis at a rate of $500 per day. In addition, in consideration of Mr. Brown’s release of all claims, FEEB and the Company agreed to pay Mr. Brown the following severance benefits: a severance payment of $80,000, less all applicable withholdings; certain benefits for a period of time; and certain relocation costs.

The preceding is qualified in its entirety by reference to the Release Agreement that is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Release Agreement among Jeff Brown, Far East Energy Corporation and Far East Energy (Bermuda), Ltd.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2007

Far East Energy Corporation

By:	/s/ Bruce N. Huff
Bruce N. Huff
Chief Financial Officer

Index to Exhibit

Exhibit Number	Description
10.1	Release Agreement among Jeff Brown, Far East Energy Corporation and Far East Energy (Bermuda), Ltd.

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